Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Surgical Care Affiliates, Inc. of our report dated March 24, 2014, relating to the financial statements of ASC Operators, LLC, which appears in the Surgical Care Affiliates, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 6, 2014